InnerWorkings Announces First Quarter 2014 Results

Announces 18% revenue growth and reaffirms annual guidance

CHICAGO, IL — May 12, 2014 — InnerWorkings, Inc. (NASDAQ: INWK), a leading global marketing supply chain company, today reported results for the three months ended March 31, 2014.

Highlights

•	Revenue of $241.5 million was up 18%, compared to $204.6 million in the first quarter of 2013.

•	Non-GAAP Adjusted EBITDA of $8.5 million was up 26%, compared to Non-GAAP Adjusted EBITDA of $6.8 million in the first quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

•	GAAP diluted earnings per share were $0.01, compared to a GAAP diluted loss per share of ($0.06) in the first quarter of 2013. Non-GAAP diluted earnings per share were $0.02, compared to Non-GAAP diluted earnings per share of $0.04 in the first quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

•	Non-GAAP Adjusted Operating Cash Flow of ($8.4) million, compared to Non-GAAP Adjusted Operating Cash Flow of $0.1 million in the first quarter of 2013. Please refer to the non-GAAP reconciliation table below for more information.

•	The Company recently announced new significant client agreements with Callaway, Novartis and Pizza Hut.

"We executed against our plan in the first quarter and generated 12 percent organic enterprise revenue growth,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “With a heightened focus on our core enterprise business and a growing contribution from our international segments, we expect to increase our operating leverage and improve our profitability as the year progresses.”

Additional financial and operational highlights include the following:

•	Organic enterprise account growth was $24 million in the first quarter, up 12% over the prior-year period.

•	The North America segment accounted for 69% of revenue and international segments accounted for 31%, compared to an 80% / 20% mix in the first quarter of 2013.

•	The Company has deployed its new technology into over 300 retail locations of a Fortune 500 partner serving small and mid-sized businesses. The progress represents nearly 20% of the full rollout plan, which is on track to be completed by the third quarter.

“Our new enterprise accounts are ramping up well,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings. “Along with the progress we have made to restore our Productions Graphics business, we remain well positioned to hit our revenue and profit targets for the year.”

Revenue Growth - Comparing 2014 to 2013

	Q1 $(MM)	Q1%
	Change	Change
Organic Enterprise Account Growth	$24	12%
Loss of Spend from Large Customer [1]	$(9)	(4)%
Acquisitive Growth	$23	11%
Total Revenue Growth	$37	18%

1 Includes loss of spending from large retail customer announced in April 2013.

Outlook

The Company reaffirms its 2014 revenue guidance of $965 million to $1 billion, which reflects 8 to 12 percent growth over 2013. The Company also reaffirms its 2014 Non-GAAP diluted earnings per share guidance of $0.23 to $0.27, compared to $0.09 in 2013.

Conference Call

The management team will host a conference call to discuss the Company’s first quarter 2014 results, which will be broadcast live on Tuesday, May 13, 2014, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission: Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share. We believe that Non-GAAP Adjusted EBITDA, Non GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share are used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP diluted earnings per share” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global marketing supply chain company servicing corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs approximately 1,500 individuals, and maintains 67 global offices in 30 countries. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities. For more information, visit: www.inwk.com.

CONTACT:

Brad Moore

InnerWorkings, Inc.

(312) 277-1510

bmoore@inwk.com

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2013	2014
Revenue	$204,577,416	$241,489,664
Cost of goods sold	158,227,615	186,905,270
Gross profit	46,349,801	54,584,394
Operating expenses:
Selling, general and administrative expenses	47,111,617	49,571,481
Depreciation and amortization	2,465,667	4,170,716
Change in fair value of contingent consideration	608,832	(695,177)
Income (loss) from operations	(3,836,315)	1,537,374
Total other expense	(923,936)	(1,115,673)
Income (loss) before income taxes	(4,760,251)	421,701
Income tax expense	(1,958,977)	132,294
Net income (loss)	$(2,801,274)	$289,407

Basic earnings (loss) per share	$(0.06)	$0.01
Diluted earnings (loss) per share	$(0.06)	$0.01

Weighted average shares outstanding, basic	50,338,994	51,312,649
Weighted average shares outstanding, diluted	50,338,994	52,189,091

Condensed Consolidated Balance Sheets

	December 31,	March 31,
	2013	2014
		(unaudited)
Cash and cash equivalents	$18,606,030	$21,123,319
Accounts receivable, net of allowance for doubtful accounts	171,832,907	183,653,588
Unbilled revenue	27,483,544	28,721,863
Inventories	26,473,732	25,405,960
Prepaid expenses	11,746,965	11,369,450
Other current assets	23,528,025	29,802,949
Total long-term assets	334,995,575	337,646,241
Total assets	$614,666,778	$637,723,370

Accounts payable-trade	$169,243,349	$170,098,143
Other current liabilities	49,655,185	66,341,248
Revolving credit facility	69,000,000	85,000,000
Other long-term liabilities	81,326,670	69,070,730
Total stockholders' equity	245,441,574	247,213,249
Total liabilities and stockholders' equity	$614,666,778	$637,723,370

Cash Flow Data

	Three Months Ended March 31,
	2013	2014
Net cash used in operating activities	$(842,639)	$(8,408,343)
Net cash used in investing activities	(9,148,187)	(4,483,271)
Net cash provided by financing activities	3,540,144	15,431,352
Effect of exchange rate changes on cash and cash equivalents	(159,046)	(22,449)
Increase (decrease) in cash and cash equivalents	(6,609,728)	2,517,289
Cash and cash equivalents, beginning of period	17,218,899	18,606,030
Cash and cash equivalents, end of period	$10,609,171	$21,123,319

Reconciliation of Non-GAAP Adjusted EBITDA, Adjusted Operating Cash Flows and Non-GAAP Diluted EPS

	Three Months Ended March 31,
	2013	2014

Operating income (loss)	$(3,836,315)	$1,537,374
Depreciation and amortization	2,465,667	4,170,716
Stock-based compensation expense	973,193	1,396,274
Change in fair value of contingent consideration	608,832	(695,177)
Payments to former owner of Productions Graphics, net of cash recovered	6,308,660	-
Legal fees in connection with patent infringement defense	245,340	-
Restatement-related professional fees	-	2,093,104
Non-GAAP Adjusted EBITDA	$6,765,377	$8,502,291

	Three Months Ended March 31,
	2013	2014

Net cash used in operating activities	$(842,639)	$(8,408,343)
Excess tax benefit from exercise of stock awards *	951,066	-
Adjusted net cash provided by (used in) operating activities	$108,427	$(8,408,343)

* Represents a U.S. tax deduction in an amount equal to the excess of the market price of the stock on the date of exercise over exercise price.

	Three Months Ended March 31,
	2013	2014
Net income (loss)	$(2,801,274)	$289,407
Change in fair value of contingent consideration, net of tax	645,020	(536,797)
Payments to former owner of Productions Graphics, net of cash recovered, net of tax	4,169,056	-
Legal fees in connection with patent infringement defense, net of tax	159,520	-
Restatement-related professional fees, net of tax	-	1,266,328
Adjusted net income	$2,172,322	$1,018,938

Weighted average shares outstanding, diluted	50,338,994	52,189,091

Non-GAAP Diluted EPS	$0.04	$0.02